UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2020
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ARCUTIS BIOTHERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39186	81-2974255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2945 Townsgate Road, Suite 110
Westlake Village, CA 91361
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (805) 418-5006
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ARQT	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events
On September 29, 2020, Arcutis Biotherapeutics, Inc. (the “Company”) announced positive topline results from its completed Phase 2 study of ARQ-154 in seborrheic dermatitis. The study was a multi-center, multi-national, double-blind, vehicle-controlled study in which 226 adults with moderate-to-severe seborrheic dermatitis received 8 weeks of (i) 0.3% ARQ-154 topical foam once daily, or (ii) matching vehicle once daily.
Results from the eight-week treatment period demonstrated statistically significant improvement compared to the matching vehicle on key efficacy endpoints. On the primary efficacy endpoint of percentage of patients achieving an Investigator’s Global Assessment, or IGA, score of “clear” or “almost clear” PLUS a 2-grade improvement from baseline at week 8, 73.8% of patients treated with ARQ-154 achieved “clear” or “almost clear”, compared to 40.9% of patients treated with vehicle (p < 0.0001). ARQ-154 separated from vehicle with statistical significance on the primary efficacy endpoint and multiple secondary endpoints as early as week 2, the first visit after baseline. ARQ-154 also statistically separated from vehicle in reduction of itch as measured by Worst Itch-Numerical Rating Scale, or WI-NRS, with 64.6% of patients with substantial itching (baseline WI-NRS > 4) treated with ARQ-154 experiencing at least a 4-point reduction in their WI-NRS score at week 8, compared to 34.0% of patients treated with vehicle (p = 0.0007). Other secondary endpoints included overall assessment of erythema and overall assessment of scaling.
ARQ-154 was well-tolerated by the patient population, with rates of application site adverse events, treatment-related adverse events and discontinuations due to adverse events low and similar to vehicle. Two out of 154 patients (1.3%) treated with ARQ-154 discontinued the study due to an adverse event, compared to one out of 72 (1.4%) treated with vehicle. Two patients missed the IGA score assessment at week 8 due to concerns arising from COVID-19. As a result, the intent-to-treat and modified intent-to-treat populations differed by two patients, with the results above reflecting the modified intent-to-treat.
On September 29, 2020, the Company provided a corporate presentation relating to its topline results from its completed Phase 2 study of ARQ-154 in seborrheic dermatitis by posting an additional corporate presentation to the investor section of the Company’s website. A copy of this presentation is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information contained in the slides is summary information that is intended to be considered in the context of the more complete information included in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) and other public announcements that the Company has made and may make from time to time by press release or otherwise. The Company undertakes no duty or obligation to update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such update may be made through the filing of other reports or documents with the SEC.

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Description
99.1	Company presentation dated September 29, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCUTIS BIOTHERAPEUTICS, INC.

Date: September 29, 2020	By:	/s/ John W. Smither
John W. Smither
Chief Financial Officer